EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in the capacities set forth below.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dates as of December 8, 2014

TRT Holdings, Inc.

By:	/s/ Michael G. Smith
	Name:	Michael G. Smith
	Title:	Senior Vice President

Cresta Investments, LLC

By:	/s/ Michael G. Smith
	Name:	Michael G. Smith
	Title:	Secretary

Cresta Greenwood, LLC

By:	/s/ Michael G. Smith
	Name:	Michael G. Smith
	Title:	Vice President

/s/ Robert B. Rowling
Robert B. Rowling

ATTACHMENT 1

All of the directors and executive officers of TRT Holdings, Inc. (collectively referred to in this Attachment 1 as the “TRT Covered Persons”) are citizens of the United States. The names, business address, and principal occupation of the TRT Covered Persons, and the name, principal business and address of any corporation or other organization in which such employment is conducted, are set forth below. Except for Robert B. Rowling (as set forth in the attached Schedule 13D) and Robert B. Bean, none of the other TRT Covered Persons beneficially own any Common Shares of Northern Oil and Gas, Inc.  None of the TRT Covered Persons has entered into any transactions with respect to the Common Shares of Northern Oil and Gas, Inc. during the past 60 days.  As of December 8, 2014, Mr. Bean directly owns 9,150 Common Shares of Northern Oil and Gas, Inc., which constitute less than 1.0% of the class outstanding (based upon 60,973,390 Common Shares outstanding at October 31, 2014, according to Northern Oil and Gas Inc.’s Quarterly Report on Form 10-Q filed on November 7, 2014).  See Item 5 of the attached Schedule 13D for the transactions with respect to the Common Shares of Northern Oil and Gas, Inc. effected by entities controlled by Mr. Rowling during the past 60 days. The Common Shares beneficially owned by Mr. Bean were acquired on the New York Stock Exchange at an average price per share of $14.67, including commissions, utilizing his personal funds.  TRT Holdings, Inc.’s principal business is serving as a holding company that invests in the equity securities of businesses in diversified industries.

DIRECTORS

Name	Business Address	Office

David G. Adams	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

James D. Caldwell	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Michael G. Smith	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Michael J. Deitemeyer	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Robert B. Rowling	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Travis Blake Rowling	TRT Holdings, Inc.	Director
4001 Maple Ave., Suite 600
Dallas, Texas 75219

EXECUTIVE OFFICERS

Name	Business Address	Office

Robert B. Rowling	TRT Holdings, Inc.	Chief Executive Officer
4001 Maple Ave., Suite 600
Dallas, Texas 75219

James D. Caldwell	TRT Holdings, Inc.	President
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Michael G. Smith	TRT Holdings, Inc.	Senior Vice President Real Estate and General Counsel and Secretary
4001 Maple Ave., Suite 600
Dallas, Texas 75219

David G. Adams	TRT Holdings, Inc.	Senior Vice President Taxation and Assistant Secretary
4001 Maple Ave., Suite 600
Dallas, Texas 75219

Robert B. Bean	TRT Holdings, Inc.	Chief Financial Officer and Treasurer
4001 Maple Ave., Suite 600
Dallas, Texas 75219

ATTACHMENT 2

The manager and executive officer of Cresta Investments, LLC (collectively referred to in this Attachment 2 as the “Cresta Investments Covered Persons”) are citizens of the United States. The names of the Cresta Investments Covered Persons and their positions with Cresta Investments, LLC are set forth below.  The business address and principal occupation of the Cresta Investments Covered Persons, and the name, principal business and address of any corporation or other organization in which such employment is conducted, is set forth in Attachment 1 to the attached Schedule 13D. Except for Robert B. Rowling (as set forth in the attached Schedule 13D), none of the other Cresta Investments Covered Persons beneficially own any Common Shares of Northern Oil and Gas, Inc. None of the Cresta Investments Covered Persons has entered into any transactions with respect to the Common Shares of Northern Oil and Gas, Inc. during the past 60 days. See Item 5 of the attached Schedule 13D for the transactions with respect to the Common Shares of Northern Oil and Gas, Inc. effected by entities controlled by Mr. Rowling during the past 60 days.

MANAGER

Name	Position at Cresta Investments, LLC

Robert B. Rowling	Manager

EXECUTIVE OFFICER

Name	Position at Cresta Investments, LLC

Michael G. Smith	Secretary

ATTACHMENT 3

The names of the manager and executive officers of Cresta Greenwood, LLC (collectively referred to in this Attachment 3 as the “Cresta Greenwood Covered Persons”) and their position at Cresta Greenwood, LLC are set forth below.  The executive officers of Cresta Greenwood, LLC are citizens of the United States. The principal occupation of the executive officers of Cresta Greenwood, LLC, and the name, principal business and address of any corporation or other organization in which such employment is conducted, is set forth in Attachment 1 to the attached Schedule 13D. Except for Cresta Investments, LLC (as set forth in the attached Schedule 13D), none of the other Cresta Greenwood Covered Persons beneficially own any Common Shares of Northern Oil and Gas, Inc. Except for Cresta Investments, LLC (as set forth in the attached Schedule 13D), none of the Cresta Greenwood Covered Persons has entered into any transactions with respect to the Common Shares of Northern Oil and Gas, Inc. during the past 60 days.  The principal business of Cresta Investments, LLC, a Delaware limited liability company, is investing in equity securities and its business address is 4001 Maple Ave., Suite 600, Dallas, Texas 75219.

MANAGER

Name	Position at Cresta Greenwood, LLC

Cresta Investments, LLC	Manager

EXECUTIVE OFFICERS

Name	Position at Cresta Greenwood, LLC

James D. Caldwell	President

Michael G. Smith	Vice President and Secretary